UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 15, 2009

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Jingqi Street
Dongfeng Xincun
Sartu District
163311 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 20, 2009, QKL Stores Inc. issued a press release announcing that it had been approved for listing on The NASDAQ Capital Market and would commence trading under the symbol "QKLS” on October 21, 2009.  A copy of the press release is furnished as Exhibit 99.1 hereto.

In a Current Report on Form 8-K filed by the Company on October 16, 2009, the Company announced that it dismissed its principal independent accountant, Albert Wong & Co. (“Albert Wong”), from its engagement with the Company on October 15, 2009 and appointed BDO Guangdong Dahua Delu CPAs, LLP ("BDO") as the Company's independent registered public accounting firm. On October 19, 2009, the Company issued a press release announcing dismissal of Albert Wong and appointment of BDO. A copy of the press release in furnished as Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	QKL Stores Inc. Press Release, dated October 20, 2009.

99.2	QKL Stores Inc. Press Release, dated October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Zhuangyi Wang
Name:	Zhuangyi Wang
Title:	Chief Executive Officer

Dated: October 21, 2009

Exhibit Index

Exhibit No.	Description

99.1	QKL Stores Inc. Press Release, dated October 20, 2009.

99.2	QKL Stores Inc. Press Release, dated October 19, 2009.